UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 19, 2010

WINNER MEDICAL GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-16547	33-0215298
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
People’s Republic of China
(Address of principal executive offices, including zip code)

+86 (755) 2813-8888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 19, 2010, the Company issued a press release announcing that in connection with the previously announced public offering of 1,380,000 shares of the Company’s common stock, par value $0.001 per share, Roth Capital Partners, LLC, as representative of the several underwriters, exercised in full the over-allotment option granted under the purchase agreement, dated April 27, 2010, and the underwriters purchased 207,000 additional shares of common stock of the Company at the public offering price of $6.10 per share. After deducting underwriting discounts and commissions and other estimated offering expenses, Winner Medical received aggregate net proceeds of approximately $8.8 million from the public offering, including net proceeds received from the over-allotment exercise. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
Exhibit 99.1	Press release, dated May 19, 2010

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2010

WINNER MEDICAL GROUP INC.

By:	/s/ Jianquan Li
Name:	Jianquan Li
Title:	Chairman & Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Press release, dated May 19, 2010